Exhibit 5.1.1

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP	212 450 4000 tel
450 Lexington Avenue	212 701 5800 fax
New York, NY 10017

February 12, 2019

CSX Corporation

CSX Transportation, Inc.

500 Water Street, 15th Floor

Jacksonville, Florida 32202

Ladies and Gentlemen:

CSX Corporation, a Virginia corporation (the “Company”), CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”) and CSX Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the “Trust”) are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) (a) shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, without par value (the “Preferred Stock”), of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “CSX Debt Securities”), which may be issued pursuant to a senior debt indenture between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”), and a subordinated debt indenture between the Company and a trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “CSX Indentures”); (d) the Company’s depositary shares (the “Depositary Shares”), each representing a fractional interest in a share of Preferred Stock and evidenced by a deposit receipt (the “Deposit Receipt”), which may be issued pursuant to a deposit agreement among the Company, a depositary to be named therein (the “Depositary”), and the holders from time to time of the Deposit Receipts issued thereunder (the “Deposit Agreement”); (e) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (f) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (h) guarantees by the Company of the CSXT Debt Securities (each a “CSX Guarantee”), which may be issued pursuant to the CSXT Indenture (as defined below) or one or more guarantee agreements (each a “CSXT Guarantee Agreement”) to be entered into by the Company; and (i) guarantees of the preferred securities of the Trust (each a “Preferred Securities Guarantee”) to be issued under one or more guarantee agreements (each a “TruPS Guarantee Agreement”) to be entered into by the Company; (ii) CSXT’s secured debt securities and senior unsecured debt securities (collectively, the “CSXT Debt Securities”), which may be issued pursuant to a senior debt indenture among CSXT, the Company, if the CSX Guarantee is provided for therein, and a trustee to be named therein (the “CSXT Debt Trustee”) (the “CSXT Indenture”); and (iii) the Trust’s preferred securities (the “Trust Preferred Securities”) that are to be issued by the Trust pursuant to the Amended and Restated Trust Agreement of CSX Capital Trust I (the “Declaration”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and CSXT, as applicable, that we reviewed were and are accurate and (vii) all representations made by the Company and CSXT, as applicable, as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.    When the CSX Indentures and any supplemental indenture to be entered into in connection with the issuance of any CSX Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of CSX Debt Securities have been duly authorized and established in accordance with the CSX Indentures; and such CSX Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the CSX Indentures and the applicable underwriting or other agreement against payment therefor, such CSX Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.    When the CSXT Indenture and any supplemental indenture to be entered into in connection with the issuance of any CSXT Debt Securities have been duly authorized, executed and delivered by the Trustee, CSXT, and, if the CSX Guarantee is contained in the CSXT Indenture, the Company; the specific terms of a particular series of CSXT Debt Securities have been duly authorized and established in accordance with the CSXT Indenture; and such CSXT Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the CSXT Indenture and the applicable underwriting or other agreement against payment therefor, such CSXT Debt Securities will constitute valid and binding obligations of CSXT and the CSX Guarantee thereof, if any, will constitute the valid and binding obligation of the Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.    When the CSXT Guarantee Agreement, if any, to be entered into in connection with the issuance of any CSX Guarantee has been duly authorized, executed and delivered by the Company; the CSXT Debt Securities have been validly authorized, executed, authenticated, issued and delivered, as described in paragraph 2 above, the specific terms of the related CSXT Guarantee Agreement have been duly authorized and and established; and such CSXT Guarantee Agreement has been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such CSX Guarantees will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.    When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.    When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase

Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.    When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.    When the trustees of the Trust have taken all necessary action to adopt the Declaration and to fix and determine the terms of the Trust Preferred Securities in accordance with the Declaration; the Company has taken all necessary corporate action on its part to fix and determine the terms of the Preferred Securities Guarantees; the specific terms of the Preferred Securities and the related Guarantees and the issuance and sale thereof have been duly established in accordance with the Declaration and the TruPS Guarantee Agreement; the TruPS Guarantee Agreement has been duly authorized, executed and delivered by the Company; and such Preferred Securities have been duly authorized, executed and delivered by the Trust in accordance with the Declaration and the underwriting or other agreement against payment therefor, such Preferred Securities Guarantees will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company or CSXT, as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and CSXT is, and shall remain, validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the CSX Indentures, the CSXT Indenture, the CSX Debt Securities, the CSXT Debt Securities, and the CSXT Guarantee Agreements are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and CSXT); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company and CSXT, as applicable, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or CSXT, as applicable, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or CSXT, as applicable, and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP